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                                                                      EXHIBIT 99

                                REVOCABLE PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                          OF SCOTSMAN INDUSTRIES, INC.

The undersigned hereby appoint(s) Richard C. Osborne and Donald D. Holmes, or either of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of common stock of Scotsman Industries, Inc. (the "Company") that the undersigned would be entitled to vote if personally
present at the special meeting of shareholders to be held on             , April
  1994, or at any adjournment thereof. Said proxies are directed to vote as instructed on the matters set forth below and otherwise at their discretion. Receipt of a copy of the notice of said meeting and proxy statement is hereby acknowledged.

(1) Proposal to approve the issuance of (i) 1,200,000 shares of Scotsman Common Stock, together with the related Common Stock Purchase Rights, to be issued in a merger (the "Merger") between DFC Holding Corporation ("DFC") and a wholly-owned subsidiary of the Company, (ii) 2,000,000 shares of Series A $0.62 Cumulative Convertible Preferred Stock of Scotsman, together with the shares of Scotsman Common Stock issuable upon the conversion of such shares and the related Common Stock Purchase Rights, to be issued in the Merger, and (iii) up to 667,000 shares of Scotsman Common Stock to be issued to the shareholders of DFC and of Whitlenge Acquisition Limited, under the circumstances specified in the Merger Agreement and the Share Acquisition Agreement.

     / /  FOR               / /  AGAINST               / /  ABSTAIN

(2) In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN AND DATE THE REVERSE SIDE AND MAIL IN THE ENCLOSED RETURN ENVELOPE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL (1).

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                                                        Signature

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                                               Signature (if held jointly)
                                          Dated                           , 1992

IMPORTANT: Please sign exactly as your name or names appear on the left. If stock is held jointly, all joint owners must sign. Executors, administrators, trustees, guardians, custodians, corporate officers and others signing in a representative capacity should give their full titles.